Exhibit 99.1

Azenta Reports First Quarter Results For Fiscal 2023, Ended December 31, 2022

●	Reported Q1’23 Revenue of $178 Million and Growth of 28% Year-Over-Year
●	Delivered Organic Growth Excluding COVID of 7%
●	Reducing Cost Structure to Deliver Two Points of Margin Enhancement in 2nd Half FY23

BURLINGTON, Mass., February 8, 2023 (PR Newswire) -- Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the first quarter ended December 31, 2022.

	Quarter Ended
Dollars in millions, except per share data	December 31,	September 30,	December 31,	Change
	2022	2022	2021	Prior Qtr	Prior Yr.
Revenue from Continuing Operations	$178	$138	$140	30%	28%
Organic growth ex-COVID impacts					7%
Life Sciences Products	$90	$48	$50	85%	80%
Life Sciences Services	$89	$89	$90	(1)%	(1)%

Diluted EPS Continuing Operations	$(0.15)	$(0.07)	$0.04	nm	nm
Diluted EPS Total	$(0.15)	$(0.28)	$0.58	nm	nm

Non-GAAP Diluted EPS Continuing Operations	$0.12	$0.16	$0.12	(21)%	4%
Adjusted EBITDA Continuing Operations	$12	$9	$20	27%	(40)%

Management Comments

“Our first fiscal quarter growth highlights the strength of the business, achieving 7% organic growth excluding COVID impacts, while delivering record revenue from B Medical, the recent addition to our cold chain portfolio,” stated Steve Schwartz, President and CEO, “Integration of B Medical is well under way and momentum continues in many areas across the business. In addition, we have initiated actions to streamline our business structure to enhance efficiency in operations, which we expect to contribute two points of margin improvement in the third fiscal quarter. In all, we see significant opportunity ahead and remain focused on delivering profitable growth.”

First Quarter Fiscal 2023 Results

The Company has referenced in the explanation of revenue the estimated impact of COVID which includes the estimated revenue contribution from products delivered and services rendered to support COVID testing and research, and estimated constraints on the business due to disruptions in customer demand or the Company’s ability to deliver in the COVID environment.

% Change YtY	Reported	Organic	Organic ex-COVID impacts
Total Azenta Revenue	28%	(1)%	7%
Life Sciences Products	80%	(6)%	15%
Life Sciences Services	(1)%	2%	4%

●	Revenue was $178 million, up 28% year over year and up 30% sequentially. Organic revenue declined 1%, which excludes 4 percentage points of headwind from foreign exchange and $46 million revenue contribution from acquired businesses, B Medical and Barkey.
●	Organic growth was 7% excluding COVID impacts. The estimated COVID impact on organic revenue was approximately zero in the first quarter compared to $11 million in the prior year period primarily from higher sales of consumables for COVID testing.
●	Life Sciences Products revenue increased 80% year over year primarily due to the addition of B Medical. Acquired businesses contributed $46 million to revenue in the quarter. Organic revenue declined 6% and was up 15% excluding COVID impacts.
●	Life Sciences Services revenue declined 1% year over year, with 7% growth in sample repository solutions (“SRS”) and a 4% decline in genomics. Organic growth was 2%, and was up 4% excluding COVID impacts. The genomics business provided 2% organic growth and the SRS business provided 10% organic growth, excluding COVID impacts.

Summary of GAAP Earnings Results

●	Operating loss was $28 million. Gross margin was 41.4%, down 80 basis points quarter over quarter. Selling, general and administrative expenses of $93 million included the addition of B Medical structure, the advisory costs related to M&A and the share buyback, and purchase accounting treatment.
●	Diluted EPS from continuing operations was ($0.15) compared to $0.04 in first quarter of fiscal 2022. Total diluted EPS was ($0.15), compared to $0.58 one year ago. Other income included $11 million of net interest income versus a $0.4 million expense in the prior year period.

Summary of Non-GAAP Earnings Results

●	Operating income was breakeven at $0.0 million. Operating margin declined 880 basis points year over year. Gross margin was 45.4%, up 150 basis points quarter over quarter and down 390 basis points year over year. Operating expense in the quarter was $81 million, up $24 million year over year.
●	Diluted EPS was $0.12, flat versus one year ago. Adjusted EBITDA, which excludes stock-based compensation, was $12 million, and Adjusted EBITDA margin was 6.7%, down 750 basis points year over year.

Cash and Liquidity as of December 31, 2022

●	The Company ended the quarter with a total balance of cash, cash equivalents, restricted cash and marketable securities of $1.4 billion.
●	On November 23, 2022, the Company entered into a $500 million accelerated share repurchase agreement (“ASR”) with J.P. Morgan Chase Bank, N.A. The Company received initial delivery of 6.1 million shares of the Company’s common stock. The final settlement of the ASR is expected to be completed by the end of the third fiscal quarter ended June 30, 2023.

●	On October 3, 2022, the Company completed the acquisition of B Medical Systems S.a.r.l for approximately $424 million in cash, of which $43 million was paid in fiscal 2022 and $383 million was paid in the first quarter.

Subsequent Events

●	On February 2, 2023, the Company completed the acquisition of Ziath, Ltd., a leading provider of 2D barcode readers for life sciences applications.

Cost Reduction Initiatives

●	After the end of the first fiscal quarter of 2023, the Company initiated cost reductions expected to deliver two points of operating margin enhancement in the 2nd half of fiscal year 2023.

Guidance for Second Quarter Fiscal 2023

The Company announced revenue and earnings guidance for the second quarter fiscal 2023. Revenue is expected to be in the range of $156 to $171 million and non-GAAP diluted earnings per share is expected to be in the range of ($0.04) to $0.04. GAAP diluted earnings per share from continuing operations is expected to be in the range of ($0.24) to ($0.16).

Conference Call and Webcast

Azenta management will webcast its first quarter fiscal 2023 earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Management’s responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta’s website at https://investors.azenta.com/events and will be archived online on this website for convenient on-demand replay. In addition, you may call 800- 908-8386 (US & Canada only) or +1-212-231-2924 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Other forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to realize margin improvement from cost reductions, our ability to integrate acquired companies, our ability to improve or retain our market position, and our ability to deliver financial success in the future and otherwise related to future operating or financial performance and opportunities. Factors that could cause results to differ from our expectations include the following: our ability to reduce costs effectively, the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; our ability to successfully invest the cash proceeds from the sale of our Semiconductor Automation business; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences

Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry’s top pharmaceutical, biotech, academic and healthcare institutions globally.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:

Sara Silverman

Head of Investor Relations & Corporate Communications

ir@azenta.com

Sherry Dinsmore

sherry.dinsmore@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended
	December 31,
	2022	2021

Revenue
Products	$85,798	$45,869
Services	92,568	93,783
Total revenue	178,366	139,652
Cost of revenue
Products	54,099	24,523
Services	50,402	48,085
Total cost of revenue	104,501	72,608
Gross profit	73,865	67,044
Operating expenses
Research and development	7,536	6,485
Selling, general and administrative	92,552	60,711
Restructuring charges	1,462	173
Total operating expenses	101,549	67,369
Operating loss	(27,685)	(325)
Interest income	10,708	35
Interest expense	(43)	(455)
Other income (expense)	1,145	(1,077)
Loss before income taxes	(15,875)	(1,822)
Income tax provision (benefit)	(4,640)	(4,680)
Income (loss) from continuing operations	(11,235)	2,858
Income from discontinued operations, net of tax	—	40,462
Net income (loss)	$(11,235)	$43,320
Basic net (loss) income per share:
(Loss) / Income from continuing operations	$(0.15)	$0.04
Income from discontinued operations, net of tax	—	0.54
Basic net income per share	$(0.15)	$0.58
Diluted net income / (loss) per share:
(Loss) / Income from continuing operations	$(0.15)	$0.04
Income from discontinued operations, net of tax	—	0.54
Diluted net income (loss) per share	$(0.15)	$0.58
Weighted average shares used in computing net income per share:
Basic	72,543	74,630
Diluted	72,543	74,866

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	December 31,	September 30,
	2022	2022

Assets
Current assets
Cash and cash equivalents	$608,304	$658,274
Short-term marketable securities	522,897	911,764
Accounts receivable, net of allowance for expected credit losses ($6,942 and $5,162, respectively)	201,920	163,758
Inventories	145,939	85,544
Derivative asset	47,953	124,789
Short-term restricted cash	7,070	382,596
Prepaid expenses and other current assets	85,901	132,621
Total current assets	1,619,984	2,459,346
Property, plant and equipment, net	217,271	154,470
Long-term marketable securities	304,675	352,020
Long-term deferred tax assets	298	1,169
Goodwill	761,153	513,623
Intangible assets, net	327,106	178,401
Other assets	61,929	57,093
Total assets	$3,292,416	$3,716,122
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$55,259	$38,654
Deferred revenue	42,641	39,748
Accrued warranty and retrofit costs	5,179	2,890
Accrued compensation and benefits	34,524	41,898
Accrued income taxes payable	24,529	28,419
Accrued expenses and other current liabilities	86,894	78,937
Total current liabilities	249,026	230,546
Long-term tax reserves	1,696	1,684
Long-term deferred tax liabilities	85,886	64,555
Long-term pension liabilities	278	261
Long-term operating lease liabilities	52,494	49,227
Contingent consideration liability	18,462	—
Other long-term liabilities	13,185	6,463
Total liabilities	421,027	352,736
Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 82,515,917 shares issued and 69,054,048 shares outstanding at December 31, 2022, 88,482,125 shares issued and 75,020,256 shares outstanding at September 30, 2022	824	885
Additional paid-in capital	1,489,554	1,992,017
Accumulated other comprehensive loss	(62,074)	(83,916)
Treasury stock, at cost - 13,461,869 shares at December 31, 2022 and September 30, 2022	(200,956)	(200,956)
Retained earnings	1,644,041	1,655,356
Total stockholders' equity	2,871,389	3,363,386
Total liabilities and stockholders' equity	$3,292,416	$3,716,122

Notes on Non-GAAP Financial Measures

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	December 31, 2022		September 30, 2022		December 31, 2021
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net loss from continuing operations	$(11,235)	$(0.15)	$(5,310)	$(0.07)	$2,858	$0.04
Adjustments:
Purchase accounting impact on inventory	2,869	0.04	—	—	—	—
Amortization of intangible assets	11,541	0.16	8,801	0.12	8,046	0.11
Restructuring charges	1,462	0.02	393	0.01	173	0.00
Merger and acquisition costs & costs related to share repurchase	11,838	0.16	6,959	0.09	3,719	0.05
Rebranding and transformation costs	(65)	(0.00)	536	0.01	619	0.01
Indemnification asset release	(19)	(0.00)	—	—	—	—
Tax adjustments (1)	(1,436)	(0.02)	2,510	0.03	(4,240)	(0.06)
Tax effect of adjustments	(6,000)	(0.08)	(2,130)	(0.03)	(2,265)	(0.03)
Non-GAAP adjusted net income from continuing operations	$8,954	$0.12	$11,759	$0.16	$8,910	$0.12
Stock based compensation, pre-tax	2,226	0.03	(49)	(0.00)	3,458	0.05
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	1,892	0.03	(42)	(0.00)	2,939	0.04
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$10,846	$0.15	$11,717	$0.16	$11,850	$0.16

Shares used in computing non-GAAP diluted net income per share	—	72,543	—	75,010	—	74,866

(1)

Tax adjustments during all periods include adjustments to tax benefits related to stock compensation windfalls. These benefits are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting.  Tax adjustments for the quarter ended December 31, 2022, include a $1.4M increase to expense related to the exclusion of allocations between continuing operations and discontinued operations.

	Quarter Ended
	December 31,	September 30,	December 31,
Dollars in thousands	2022	2022	2021
GAAP net (loss) income	$(11,235)	$(20,765)	$43,320
Less: Income from discontinued operations	—	15,454	(40,462)
GAAP net (loss) income from continuing operations	(11,235)	(5,310)	2,858
Adjustments:
Less: Interest income	(10,708)	(10,353)	(35)
Add: Interest expense	43	478	455
Add / Less: Income tax provision (benefit)	(4,640)	1,910	(4,680)
Add: Depreciation	8,640	6,087	5,208
Add: Amortization of completed technology	4,168	1,901	1,773
Add: Amortization of customer relationships and acquired intangible assets	7,372	6,900	6,272
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$(6,360)	$1,613	$11,852

	Quarter Ended
	December 31,	September 30,	December 31,
Dollars in thousands	2022	2022	2021
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$(6,360)	$1,613	$11,852
Adjustments:
Add: Stock-based compensation	2,226	(49)	3,458
Add: Restructuring charges	1,462	393	173
Add: Purchase accounting impact on inventory	2,869	—	—
Add: Merger and acquisition costs & costs related to share repurchase	11,838	6,959	3,719
Rebranding and transformation costs	(65)	536	619
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$11,970	$9,452	$19,821

	Quarter Ended
Dollars in thousands	December 31, 2022		September 30, 2022		December 31, 2021
GAAP gross profit	$73,865	41.4%	$58,117	42.2%	$67,044	48.0%
Adjustments:
Amortization of completed technology	4,168	2.3	1,901	1.4	1,773	1.3
Purchase accounting impact on inventory	2,869	1.6	—	—	—	0.0
Other adjustment	—	—	289	0.2	—	—
Non-GAAP adjusted gross profit	$80,902	45.4%	$60,307	43.8%	$68,817	49.3%

	Life Sciences Products						Life Sciences Services
	Quarter Ended						Quarter Ended
	December 31,		September 30,		December 31,		December 31,		September 30,		December 31,
Dollars in thousands	2022		2022		2021		2022		2022		2021
GAAP gross profit	$32,981	36.8%	$19,068	39.4%	$22,690	45.5%	$40,885	46.1%	$39,057	43.8%	$44,354	49.4%
Adjustments:
Amortization of completed technology	2,846	3.2	401	0.8	203	0.4	1,322	1.5	1,500	1.7	1,570	1.7
Purchase accounting impact on inventory	2,869	3.2	—	—	—	—	—	—	—	—	—	—
Other adjustment	—	—	—	—	—	—	—	—	289	0.3	—	—
Non-GAAP adjusted gross profit	$38,696	43.2%	$19,469	40.3%	$22,893	45.9%	$42,207	47.6%	$40,846	45.8%	$45,924	51.2%

	Life Sciences Products			Life Sciences Services
	Quarter Ended			Quarter Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Dollars in thousands	2022	2022	2021	2022	2022	2021
GAAP operating loss	$(3,798)	$(141)	$4,187	$(4,612)	$12	$6,314
Adjustments:
Amortization of completed technology	2,846	401	203	1,322	1,500	1,570
Purchase accounting impact on inventory	2,869	—	—	—	—	—
Restructuring related charges	—	—	—	—	—	—
Other adjustment	1,413	—	—	—	339	—
Tariff adjustment	—	—	—	—	—	—
Non-GAAP adjusted operating profit	$3,330	$260	$4,390	$(3,290)	$1,851	$7,884

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Dollars in thousands	2022	2022	2021	2022	2022	2021	2022	2022	2021
GAAP operating profit (loss)	$(8,410)	$(129)	$10,501	$(19,274)	$(14,490)	$(10,826)	$(27,684)	$(14,619)	$(325)
Adjustments:	—
Amortization of completed technology	4,168	1,901	1,773	—	—	—	4,168	1,901	1,773
Amortization of customer relationships and acquired intangible assets	—	—	—	7,372	6,900	6,272	7,372	6,900	6,272
Purchase accounting impact on inventory	2,869	—	—	—	—	—	2,869	—	—
Restructuring charges	—	—	—	1,462	393	173	1,462	393	173
Rebranding and transformation costs	—	—	—	(65)	536	619	(65)	536	619
Other adjustment	1,413	339	—	(1,413)	(339)	—	—	—	—
Merger and acquisition costs & costs related to share repurchase	—	—	—	11,838	6,959	3,719	11,838	6,959	3,719
Non-GAAP adjusted operating profit (loss)	$40	$2,111	$12,274	$(80)	$(41)	$(43)	$(40)	$2,070	$12,231

The Company has referenced in the explanation of revenue the estimated impact of COVID. Estimated impact of COVID includes the estimated revenue contribution from products delivered and services rendered to support COVID testing and research, and estimated constraints on the business due to disruptions in customer demand or the Company’s ability to deliver in the COVID environment

	Life Sciences Products			Life Sciences Services			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31,	December 31,		December 31,	December 31,		December 31,	December 31,
Dollars in millions	2022	2021	Change	2022	2021	Change	2022	2021	Change
Revenue	$90	$50	80%	$89	$90	(1)%	$178	$140	28%
Acquisitions/divestitures	46	—	(92)%	—	—	—%	46	—	(33)%
Currency exchange rates	(3)	—	6%	(3)	—	4%	(6)	—	4%
Organic revenue	47	50	(6)%	92	90	2%	139	140	(1)%
Estimated impact of COVID	—	9	21%	0	2	2%	0	11	8%
Organic revenue ex COVID	$47	$41	15%	$92	$88	4%	$138	$129	7%